Exhibit 99.1

Floor Plan Agreement

Borrower:           AutoUnderwriters of America, Inc.
                     2670 S. White Rd, Suite 241
                     San Jose, California, 95148

Lender:                Got Cars
                     711 Oak Street
                     LaMargue, Texas 77568

This Floor Plan Agreement is made and endtered into this 19th day of April, 2007, between, Auto Underwriters of America, Inc. “AUA”, and Got Cars.

Whereas, AUA desires Got Cars to secure a floor plan in the mount of $400,000.00 (FOUR HUNDRED THOUSAND DOLLARS AND NO CENTS) for the use of AUA in its business of buying and selling automobiles; and

Whereas AUA and Got Cars desire to set forth the terms and conditions for the collateralization of this floor plan agreement, the handling of drafts under this agreement, the repayment of fees and expenses incurred by Got Cars under this agreement, and the compensation to be paid to Got Cars for participating in this agreement.

Now therefore, for and in consideration of the promises and mutual agreements set forth herein, the parties agree as follows:

Term and Termination. This agreement shall be effective as of April 9, 2007, and shall continue in full force and effect for a period not less than one year.

AUA may terminate this agreement prior to one year, provided however, that it first give Got Cars ninety (90) days notice of its intent to terminate this agreement and all of AUA’s loans in favor of Got Cars have been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges. AUA may terminate this agreement after one year, provided however, that it first give Got Cars thirty (30) days of notice of its intent to terminate this agreement and all of AUA’s loans in favor of Got Cars have been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees charges.

Got Cars may terminate this agreement prior to one year, provided it first give AUA ninety (90) days notice of its intent to terminate this agreement. Upon notice of termination, AUA has ninety (90) days to pay all outstanding balances due on any loans in favor of Got Cars, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, except where this agreement provides that such amounts would be due earlier than ninety (90) days. After one year has passed, Got Cars, at its sole discretion, may terminate this agreement for any reason provided it first give AUA thirty (30) days notice of its intent to terminate this agreement. Upon notice of termination, AUA has (30) days to pay all outstanding balances due on any loans in favor of Got Cars, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, except where this agreement provides that such amounts would be due earlier that thirty (30) days.

Collateralization. AUA will be using the line of credit secured by Got Cars from Post Oak bank to purchase vehicles. Vehicles purchased by AUA to sell will be applied as collateral to an advance against this line of credit. To secure this line of credit, AUA will assign a deposit account in the amount of one hundred fifty thousand ($150,000) to Got Car’s lender, Post Oak bank, to be used as collateral on the loan acquired by Got Cars for the basis of this agreement. Got Cars will acquire a line of credit with Post Oak bank for no less than four hundred thousand dollars ($400,000) to be used solely for the purposes of flooring vehicles to be sold by AUA. Got Cars will not increase the amount of the loan from Post Oak bank beyond the four hundred thousand dollars ($400,000) without the express written consent of AUA.

Rules and Procedures. The parties hereby agree to the following terms and conditions regarding vehicles used as collateral for an advance under this agreement:

1)            Any vehicle that is “sold and delivered” will have the advance for which it serves as a collateral repaid to Got Cars by AUA within five (5) business days;

2)
Any vehicle that has an advance for which it serves as collateral must have that advance repaid to Got Cars by AUA within ninety (90) days of AUA having received the advance from Got Cars regardless of the status or condition of the vehicle;

3)
Got Cars will have the right to inspect any vehicles used as collateral for an advance under this agreement at any time. In the event that a vehicle is used as collateral for an advance is not present for an inspection, that vehicle will be presented or the amount of the advance repaid within five (5) business days;

4)
In the event that any drafts or checks presented as payment to either Got Cars or Post Oak bank are returned for any reason, AUA must provide either Got Cars or Post Oak bank with certified funds for the same amount within two (2) business days of being notified of the drafts or checks having been returned unpaid, AUA agrees to reimburse Got Cars for any fees or penalties incurred due to returned drafts or checks.

5)	All incoming drafts are to be written through Auto Underwriters of America, Inc. d/b/a Affordable Used Cars.

6)	Any bank fees associated with the presentment or collection of drafts written through or to Auto Underwriters of America, Inc. d/b/a Affordable Used Cars will be paid by AUA.

Eligible Inventory. The parties agree that the following will not constitute eligible inventory under this agreement and may not be used as collateral for an advance under the terms of this Floor Plan Agreement;

1)	Vehicles with salvage titles;

2)	Vehicles with reconditioned titles;

3)	“Demo” vehicles or vehicles being used by AUA personnel; and

4)
Under no circumstances may any vehicle be used as collateral for an advance for an amount in excess of the trade-in value after the application of additions to or reductions in value as determined by the NADA Book.

In addition, the following may constitute eligible inventory under this agreement and may be used as collateral for an advance under the terms of this Floor Plan Agreement;

1)
Repossessed vehicles may be used as collateral for an advance provided that they are presented to Got Cars for inspection and approval. Approved repossessed vehicles will be applied as collateral for an advance at eighty percent (80%) of the loan value of the vehicle after the application of additions to or reductions in value as determined by the NADA Book.

Fees and Expenses and Interest. The parties hereby agree that AUA shall pay the following fees and expenses associated with this Floor Plan Agreement;

1)
AUA will pay Got Cars a one time fee of $100.00 (ONE HUNDERED DOLLARS AND NO CENTS), to be paid monthly by the 10th day of each month, for each vehicle Auto Underwriters of America, Inc. d/b/a Affordable Cars and Trucks floors and receives an advance by under this agreement;

2)
Any losses or expenses associated with the liquidation of vehicles used as collateral for advances by AUA due to the bank foreclosing the line of credit as a result of vehicle inventory purchased for AUA being “out of trust” or any other condition of default occurring as a result of AUA’s action or omission.

3)
AUA will insure all vehicles purchased for AUA to sell and used as collateral for an advance under this agreement. Any policy or policies placed by AUA must provide for “full coverage” on any vehicles purchased for AUA to sell and used as collateral for an advance and provide for Post Oak Bank as a “loss payee”.

4)
AUA will pay Got Cars interest on the average balance amount of monies advanced pursuant to this agreement. The average balance amount of monies advanced will be provided in the monthly bank statement Got Cars receives from Post Oak bank. Interest will be computed at the rate fifteen percent (15%). Interest will be paid to Got Cars by the 10th day of each month.

Default. Each of the following shall constitute an event of default under the terms of this agreement;

1)	AUA fails to make any payment when due under this agreement;

2)
AUA fails to comply with or to perform any other term, obligation, covenant or condition contained in the agreement or in any of the related documents or to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement with Got Cars;

3)
In the event any warranty, representation, or statement made or furnished to Got Cars by AUA, or on AUA’s behalf under this agreement or the related documents which is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter; or

4)	AUA becomes involved in creditor, forfeiture, or bankruptcy proceedings which may effect AUA’s ability to perform under the terms of this agreement.

In any event of default, Got Cars has the right to immediately, and without further notice to AUA, stop providing advances under this agreement until such time as AUA cures the default. Furthermore, Got Cars, at its sole discretion, may terminate this agreement upon any event of default that is not cured within 14 days after providing written notice to AUA. In such an event, Got Cars has the right to have an agent on AUA’s premises to control vehicle inventory movement and take control of any vehicle inventory used as collateral for an advance under the terms of this agreement.

If the line of credit acquired by Got Cars for AUA is called for any reason other than an event of default on the part of AUA, AUA has thirty (30) days to liquidate the vehicle inventory and secure other financing. In such an event, Got Cars has the right to have an agent on AUA’s premises to control vehicle inventory movement and take control of any vehicle inventory used as collateral for an advance under the terms of this agreement.

Governing Law and Venue. This agreement will be governed by the laws of the State of Texas. Venue, in the event of a lawsuit, is proper in Harris County, Texas - the county in which this agreement was entered in to. AUA and Got Cars agree to submit to the jurisdiction of Harris County, Texas.

Entered into on this day, 19th of April, 2007

/s/ LARRY C. JONES
Larry C. Jones on behalf of Got Cars
711 Oak Street
LaMarque, Texas 77568

/s/ DEAN ANTONIS
Dean Antonis on behalf of Auto Underwriters of America, Inc.
2670 S. White Rd., Suite 241
San Jose, California 95148